SUBSCRIPTION AGREEMENT

FOR THE PURCHASE OF COMMON STOCK

• COLE •
REAL ESTATE INVESTMENTS®

DST SYSTEMS, INC. | P: 866.907.2653

Cole Credit Property Trust III, Inc. Prospectus dated ——, 2011
Cole Corporate Income Trust, Inc. Prospectus dated ——, 2011

Part A Investor(s) Signatures

I have read and understand pg 1 ____|____ pg 2 ____|____ pg 3 ____|____ and pg 4 ____|____ of this agreement.
(Investor(s) must initial after each page number.)

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

Notice is hereby given to each subscriber that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933 and any state securities laws.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectuses for the Cole REIT(s) identified by their signature(s) below. If a subscriber's subscription is accepted, the applicable Cole REIT(s) will send the subscriber confirmation of their purchase after they have been admitted as an investor.

I/we further acknowledge that I/we have five business days from the date of this agreement to cancel the purchase of the shares upon written notice to the Cole REIT(s), identified by my (our) signature(s) below, at the address referenced below. A sale of the shares will not be deemed complete until such five business day period has expired.

Cole Credit Property Trust III, Inc.:

Investor's Signature Date

Co-Investor's Signature Date

Custodian Signature Date

Cole Credit Income Trust, Inc.:

Investor's Signature Date

Co-Investor's Signature Date

Custodian Signature Date

Via Regular Mail:
Cole REIT
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
Cole REIT
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

Part B Investment (a completed Subscription Agreement is required for each initial and additional investment)

1. This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) ("Cole REIT(s)") listed below (investors should not sign this Agreement for either offering unless they have received a Prospectus for both offerings):

a. ☐ $______________ COLE CREDIT PROPERTY TRUST III, INC.
- ☐ Initial Subscription (Minimum is $2,500)
- ☐ Check if amount is estimated
- ☐ Additional Subscription (Minimum is $1,000)

b. ☐ $______________ COLE CORPORATE INCOME TRUST, INC.
- ☐ Initial Subscription (Minimum is $2,500)
- ☐ Check if amount is estimated
- ☐ Additional Subscription (Minimum is $1,000)

2. Payment will be made with: ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

3. For purchases without selling commissions, please designate below, as applicable:
☐ RIA Account Purchase ☐ Registered Representative Purchase ☐ Cole Employee or Affiliate

Part C Type of Ownership

1a. Non-Qualified Ownership (make check payable to Cole REIT; if investing during escrow period, use UMB Bank f/b/o Cole REIT)

- ☐ Individual Ownership (one signature required)
- ☐ Joint Tenants with Right of Survivorship (all parties must sign)
- ☐ Community Property (all parties must sign)
- ☐ Tenants-in-Common (all parties must sign)
- ☐ Transfer on Death (fill out TOD Form to effect designation)
- ☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA custodian signature required)
  State of _________, a Custodian for ______________________
- ☐ Other (specify) ______________________
- ☐ Corporate Ownership
  (authorized signature and corporate resolution required)
  ☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)
- ☐ Partnership Ownership
  (authorized signature and partnership paperwork required)
- ☐ LLC Ownership (authorized signature and LLC paperwork required)
- ☐ Pension or Profit Sharing Plan
  (authorized signature and paperwork required)
  ☐ Taxable ☐ Exempt under §501A
- ☐ Trust (trustee or grantor signatures and trust documents required)
  Type: (Specify i.e., Family, Living, Revocable, etc.)
  ____

1b. Name of Ownership: (only applies for Trust, Corporation, LLC, Partnership or Pension)

Name of Trust/Other Administrator

____

Tax ID# (if applicable)______________________

Date Established______________________

2a. Qualified Ownership (make check payable to the custodian and send ALL paperwork directly to the custodian)

- ☐ Traditional IRA (custodian signature required)
- ☐ Roth IRA (custodian signature required)
- ☐ Simplified Employee Pension/Trust (S.E.P.)
  (custodian signature required)
- ☐ Pension or Profit Sharing Plan (custodian signature required)
  ☐ Taxable ☐ Exempt under §501A
- ☐ Non-Qualified Custodian (custodian signature required)
- ☐ Other (specify)
  ____
- ☐ **This is a National Financial Service (NFS) Non-Qualified Custodial Account**
- ☐ **This is a Fidelity Non-Qualified Custodial Account**

2B. Custodian Information

Name______________________

Account #______________________

Tax ID # (provided by custodian)______________________

Part D Investor Information (or Trustees if applicable)

Investor Name ______________________

Mailing Address ______________________

City ____________ State ______ Zip ______

Phone ____________ Business Phone ____________

Email Address ______________________

Social Security or Tax ID # ______________________

Date of Birth ______________________

Street Address
(if different from mailing address or mailing address is a PO Box)

____

City ____________ State ______ Zip ______

Co-Investor Name (if applicable)

____

Mailing Address ______________________

City ____________ State ______ Zip ______

Phone ____________ Business Phone ____________

Email Address ______________________

Social Security or Tax ID # ______________________

Date of Birth ______________________

Volume Discounts

Simultaneous investments are being made by the same "purchaser" (as defined in a Cole REIT Prospectus) through the same broker-dealer in this account and the following Cole REIT accounts:

☐ Name of Cole REIT: ______________________ Social Security # or Tax ID #: ______________________

☐ Name of Cole REIT: ______________________ Social Security # or Tax ID #: ______________________

Part E Distribution Options (will default to address of record or IRA if nothing is marked)

☐ Mail to address of record or IRA custodian

☐ Distribution Reinvestment Program: Investor(s) elects to participate in the Reinvestment Program described in the Prospectus.

IF YOU ELECT TO PARTICIPATE IN THE DISTRIBUTION REINVESTMENT PROGRAM, YOU MUST AGREE THAT IF AT ANY TIME YOU CANNOT MAKE THE INVESTOR REPRESENTATIONS AND WARRANTIES SET FORTH IN THE PROSPECTUS OR THE SUBSCRIPTION AGREEMENT, YOU MUST PROMPTLY NOTIFY THE APPLICABLE COLE REIT IN WRITING OF THAT FACT.

For non-qualified accounts only:

☐ Distributions directed to: ☐ Via Mail (complete information below) ☐ Via Electronic Deposit (ACH – complete information below)

Name of Bank or Individual ______________________ ☐ Checking (include voided check) ☐ Savings ☐ Brokerage

Mailing Address ______________________ Bank ABA # (for ACH only) ______________________

City ____________ State ______ Zip ______ Account # (must be filled in) ______________________

By signing this agreement, I authorize the applicable Cole REIT, as identified by my signature below, to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

Part F Registered Representative or Advisor (to be completed by selling Registered Representative or Advisor)

1. Name of Registered Representative or Advisor

____

Mailing Address ______________________

City ____________ State ______ Zip ______

Phone____________ Email Address ____________

2. Name of Broker-Dealer

____

Broker-Dealer ID # ______________________

Rep or Advisor ID #______________________

Have You Changed Broker-Dealers (since last purchase)?

☐ Yes ☐ No

Based on the information I obtained from the subscriber regarding the subscriber's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation, Cole Credit Property Trust III, Inc. and/or Cole Corporate Income Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the subscriber, in the specific REIT identified, is a suitable and appropriate investment for this subscriber.

Signature ______________________
Representative or Advisor

Signature ______________________
Broker-Dearler (if applicable)

Part G Investor(s) Signatures (Investor(s) must initial each of sections 1-4 and those sections of 5-12 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

Cole Credit Property Trust III, Inc.

_____|_____ 1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust III, Inc.

_____|_____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

_____|_____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/ Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

_____|_____ 4. I (we) acknowledge that the shares are not liquid.

_____|_____ 5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in the Cole REIT(s) and similar programs.

_____|_____ 6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in each Cole REIT does not exceed ten percent (10%) of my (our) net worth.

_____|_____ 7. For Iowa and Ohio residents: My (our) investment in the Cole REIT(s) and its affiliates does not exceed 10% of my (our) liquid net worth.

_____|_____ 8. For Kansas residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas investors) in the Cole REIT(s) and the securities of similar direct participation programs.

_____|_____ 9. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in each Cole REIT.

Cole Corporate Income Trust, Inc.

_____|_____ 1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Corporate Income Trust, Inc.

_____|_____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

_____|_____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/ Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

_____|_____ 4. I (we) acknowledge that the shares are not liquid.

_____|_____ 5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in the Cole REIT(s) and similar programs.

_____|_____ 6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in each Cole REIT does not exceed ten percent (10%) of my (our) net worth.

_____|_____ 7. For Iowa and Ohio residents: My (our) investment in the Cole REIT(s) and its affiliates does not exceed 10% of my (our) liquid net worth.

_____|_____ 8. For Kansas and Massachusetts residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas and Massachusetts investors) in the Cole REIT(s) and the securities of similar direct participation programs.

_____|_____ 9. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in each Cole REIT.

_____|_____ 10. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in the Cole REIT(s) and its affiliates does not exceed ten percent (10%) of my (our) net worth.

_____|_____ 11. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition,my (our) investment in each Cole REIT does not exceed 10% of my (our) net worth.

_____|_____ 12. For North Dakota residents: My (our) liquid net worth is at least ten times my (our) investment in the Cole REIT(s) and its affiliates.